As filed with the Securities and Exchange Commission on June , 2005

REGISTRATION NO. 333-119959

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ROYAL CAPITAL MANAGEMENT, INC.

(Name of Small Business Issuer in its Charter)

New Jersey	3272	22-3276909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Flower Lane

Morganville, New Jersey 07751

(201) 697-7887

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

YEVSEY D. ZILMAN

PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER

ROYAL CAPITAL MANAGEMENT, INC.

325 FLOWER LANE

MORGANVILLE, NEW JERSEY 07751

(201) 697-7887

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

-i-

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock of par value, $.0001 per share(1)	2,331,410	$.25	$ 582,853	$ 73.85

Common Stock, par value $.0001 per share (2)	16,000,000	$.25	$4,000,000	$506.80

Total	18,331,410		$4,582,853	$580.65

(1) Represents Selling Security Holders shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

(2) Represents shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOMEEFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED	, 2005

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 SHARES OF COMMON STOCK

2,331,410 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 16,000,000 shares of our common stock at $0.25 per share on a self- underwritten, no minimum basis. There is no minimum purchase requirement. The offering will be undertaken for a twelve (12)month period from commencement. In addition, our selling security holders are offering to sell 2,331,410 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security. There is currently no market for our shares of common stock.

The date of this prospectus is ________________, 2005

	Price to public	Underwriting Commissions	Proceeds to Company
Per Share	$0.25	-0-	$0.25
Total	$4,000,000	-0-	$4,000,000

This prospectus also relates to the resale by the selling stockholders of up to 2,331,410 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 16,000,000 shares.

TABLE OF CONTENTS

ABOUT US	4

RISK FACTORS	6

USE OF PROCEEDS.	11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.	15

BUSINESS	24

LEGAL PROCEEDINGS.	36

MANAGEMENT	37

PRINCIPAL STOCKHOLDERS	41

DILUTION	42

SELLING STOCKHOLDERS	43

PLAN OF DISTRIBUTION	44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46

DESCRIPTION OF SECURITIES.	48

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	48

TRANSFER AGENT	49

EXPERTS.	49

LEGAL MATTERS.	49

FINANCIALS	F-1

RECENT SALES OF UNREGISTERED SECURITIES.	II-2

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of New Jersey on January 11, 1994. We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own a ready-mix concrete plant, representing a modern technology and equipment to produce a ready-to-use fresh concrete containing a few ingredients (sand, pebble, concrete, water) mixed in certain proportions as per type of concrete; (2) we plan to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer.

We have had losses in most periods since inception and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.

WHERE YOU CAN FIND US

We are located at 325 Flower Lane, Morganville, New Jersey 07751. Our telephone number is (201) 697-7887 and our facsimile number is (732) 617-8658.

SECURITIES OFFERED BY US

We are offering a maximum amount of 16,000,000 shares of common stock, $.0001 par value, at $0.25 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. You will be purchasing our shares from us and not our selling security holders. In addition, our selling security holders are offering to sell up to 2,331,410 shares of our common stock. We will not receive any proceeds from the sale of any common shares by our selling security holders.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Year Ended on		Quarter Ended ,
	December 31,		March 31
	2004	2003	2005	2004

Statement of Operations Data

Revenue	$447,837	$455,925	$111,959	$111,959
Costs and general and administrative expenses	449,502	423,281	136,168	94,570

Operating Income (Loss)	(1,665)	32,644	(24,209)	17,389
Other income (expense)	(292,245)	(52,854)	(10,825)	(3,550)
Net Loss	(293,910)	(52,854)	(35,033)	13,389

Net Loss per Common Share	(0.01)	0.00	(0.00)	0.00

Weighted Average Common share Outstanding	42,600,000	42,600,000	42,625,000	42,600,000
			As of
	Dec. 31, 2004	Dec. 31, 2003	March 31, 2005
Balance Sheet Data

Current Assets	173,904	183,871	111,342
Current Liabilities	152,643	162,923	99,077
Total Assets	3,499,905	3,841,302	3,411,680

Shareholders’ Equity	2,833,503	3,127,413	2,810,970

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Royal Capital Management, Inc. and not to the selling shareholders.

We discuss all of our material risks in this section.

WE LACK AN OPERATING HISTORY AND THE SUCCESS OF OUR TWO DIVERSE OPERATIONS IS DEPENDENT ON VARIOUS FACTORS SUCH AS NEW BUYERS AND ORDERS FOR OUR CONCRETE PLANT AND THE DEVELOPMENT OF OUR SOFTWARE FOR OUR TEACHING AMERCIAN ENGLISH PROGRAM

We were incorporated in January 11, 1994, in the State of New Jersey. Our future success or failure of our two diverse operations can not be determined. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

-	our ability to receive and maintain new buyers and orders for our concrete produced in Abu Dhabi, United Arab Emirates.

-	our ability to develop software for teaching American English as a second language and receiving buy orders for this software.

-

our ability to raise the capital necessary to meet the costs of salary, production, and marketing required and anticipated for the two (concrete plant and software for teaching American English) projects.

-	our ability to anticipate and manage any regulatory developments, social or economic changes, and terrorist threats in the United Arab Emirates and the United States.

Based upon current plans, we expect to incur operating losses in the immediate future. This will happen because there are expenses associated with the expected addition of more employees, office space, and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

SINCE WE HAVE TWO DEVELOPING PROJECTS AND INSUFFICENT CAPITAL, WE MAY GIVE PREFERENCE TO ONE PROJECT BEFORE THE OTHER PROJECT AND AS A RESULT THE OTHER PROJECT MAY NOT GROW OR DEVELOP

Our two ventures are new and thus we do not have significant capital for these projects. In addition, since this offering is a “best efforts” offering, we may decide to use the funds received to aid one project over the other, and thus negatively impact the growth of the other project.

EVEN THOUGH OUR OWNERSHIP IN CITY MIX L.L.C., OUR SUBSIDIARY IN ABU DHABI, UNITED ARAB EMIRATES PROVIDES US WITH 100% BENEFICIAL OWNERSHIP TO OPERATE, MANAGE AND CONTROL THE BUSINESS OF CITY MIX, LLC, WE DO NOT HAVE 100% LEGAL OWNERSHIP IF THE BUSINESS IS SOLD

We acquired City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and the remaining 51% is owned by a U.A.E. national, Mubarak S. Jaber Al Ahbabi, who has effectively given away all his ownership and controlling rights in our favor in lieu of annual sponsorship fees and a 12% share in net profits by virtue of power of attorney and agreement. Even though pursuant to the United Arab Emirates laws we have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC, there is an element of risk involved with reference to 51% ownership in our subsidiary, as we are not granted 100% legal ownership in City Mix LLC.

SINCE OUR CITY MIX, LLC SUBSIDIARY IS PRESENTLY LOCATED IN THE UNITED ARAB EMIRATES AND SUBJECT TO THE RULES AND REGULATIONS OF THE UNITED ARAB EMIRATES, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION FOR YOUR INVESTMENT

Our subsidiary, City Mix, LLC’s (our concrete plant) business operations are based in the United Arab Emirates. The City Mix LLC products and services are subject to the rules and regulations of the United Arab Emirates. If you are a United States investor, you may not be knowledgeable of the rules and regulations in the United Arab Emirates. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE CURRENCY OF THE UNITED ARAB EMIRATES AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS

Our operating subsidiary, City Mix, LLC has operations based in the United Arab Emirates. Although the financial information in this document is presented in United States dollars, our subsidiary, City Mix, LLC transacts its business in the currency of the United Arab Emirates. Any negative price fluctuations in such currency to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.

OUR OPERATING SUBSIDIARY CITY MIX, LLC IS ONLY OWNED 49% BY US BASED ON THE LAWS AND REGULATIONS OF THE UNITED ARAB EMIRATES WHICH CAN PREVENT US FROM CONTROLLING ITS OPERATIONS

Our operating subsidiary, City Mix, LLC, is only owned 49% by us. This is due to the fact that the United Arab Emirates requires that local companies be owned at least 51% by citizens of the United Arab Emirates. Therefore, we do not have control of City Mix, LLC which prevents us from controlling its operations.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering. Therefore, we may only receive a partial amount of the intended offering. If we do not receive the full amount of proceeds from this offering, we may not be able to attain our intended use of proceeds, specifically, monies needed for commissioning and start up of the Ready-mix plant in Abu Dhabi and product development and marketing of the English Software Teaching Program. In addition, we may not even be able to pay the costs of this registration statement. This would affect our ability to grow our business. Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

WE ARE ONE OF THE READY-MIX CONCRETE PRODUCERS AMONGST MANY IN ABU DHABI AND WE MAY LOSE BUSINESS TO OUR COMPETITORS, HAVE LOWER REVENUES, GROSS MARGINS AND OPERATING INCOME

There are a number of producers of ready-mix concrete presently in Au Dhabi. In the future, it is possible that their quality and production might improve and be superior to ours. Their improvements may cause us to lose our existing client base and also reduce our ability to get new clients. We continue to experience intense competition across all markets for our products and services. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenues, gross margins and operating income.

CERTAIN STATES MAY NOT ALLOW SALES OF OUR COMMON SHARES PURCHASED IN THIS OFFERING AND INVESTORS MAY BE REQUIRED TO HOLD THEIR COMMON SHARES INDEFINITELY

The common shares purchased in this offering are intended to be qualified or exempt for sale only in a limited number of states. Purchasers of the common shares may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting a purchaser to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.25 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors. As a result, our planned operations may suffer from inadequate working capital.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus since we presently do not have a market for our securities. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD CAUSE OUR FINANCIAL RESULTS TO DECREASE AND CAUSE US TO EXPEND EXTRA RESOURCES

Yevsey D. Zilman, our President, Yuli Ginzburg, our Vice President, Eduard Klebanov, our Vice President and Andrey Kharlanov, the general manager of our City Mix plant in Abu Dhabi, are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could decline and cause us to expend resources to replace them.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

A market does not presently exist for our shares of common stock. However, if a market does exist in the future, short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk often engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENTS SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED STOCK EXCHANGE OR QUOTATION MEDIUM

There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. Accordingly, an investor in our shares may not be able to sell the shares readily, if at all.

BEFORE WE OBTAIN A QUOTATION ON THE OTC BULLETIN BOARD, SELLING STOCKHOLDERS ARE REQUIRED TO SELL THEIR SHARES AT A SET PRICE

Prior to obtaining quotation on the OTC Bulletin Board(or any recognized exchange), the selling stockholders can only sell their common stock at $0.25 per share. Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on the set price, the purchasers in this offering may be receiving securities which may be difficult to sell.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 16,000,000 shares of our common stock at a price of $0.25 per share are estimated to be $4,000,000, assuming all of the shares offered by us in this offering are sold. The proceeds, if any, may be significantly less than $4,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any gross proceeds will be used first to pay the offering expenses of $102,500.00. Any gross proceeds after the offering expenses will be prorated equally among the other items listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds	$ 4,000,000
Offering Expenses	$ 102,500

USE OF PROCEEDS

Commissioning and start-up of the ready-mix concrete plant

Stage 1

1. Purchase of two concrete pumps	$700,000
2. Purchase of raw materials	$560,000

3. General and administrative expenses, including employment of plant personnel	$200,000
4. Computer control systems	$89,000
5. Testing and commissioning	$70,000
6. Connection of permanent water and electricity	$58,000
7. Aggregate silos modification	$48,000
8. Purchase of pick-up vehicles	$30,000
9. Workshop equipment, tools, furniture	$30,000
10. Telephones, network, miscellaneous	$15,000
Sub-Total	$1,800,000

Stage 2

1. Purchase of seven transit mixers	$560,000
2. Purchase of one concrete pump	$350,000
3. Purchase of raw materials	$150,000

4. General and administrative expenses, including employment of plant personnel	$110,000
5. Purchase of pick-up vehicles	$30,000
Sub-Total	$1,200,000

Total for Stage 1 and Stage 2	$3,000,000

Program for teaching American English as a second language

1. Product development	$55,000
2. Legal support	$40,000
3. Contractual support	$25,000
4. Professional fees	$20,000
5. Administrative costs	$10,000

Total	$150,000

General Corporate Purposes	$747,500

Gross Proceeds	$4,000,000

Less Offering Expenses	$102,500

Net Proceeds	$3,897,500

In the event that less or up to 25% ($1,000,000 less offering expenses of $102,500 or an aggregate of $897,500) of the above proceeds are raised, they will be used as follows:

(1)

The first approximately up to $550,000 raised from the public offering will be used to commission our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates and to start-up pilot and small-size contract production from one batching units of the plant.

(2)

If necessary,a current balance of City Mix, LLC's loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approximately $110,000) may be paid out of the above amount of $550,000. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before the current owners took over City Mix LLC in a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date. At present, City Mix, LLC, is paying off approximately $7,000 per month including an amount of $6,000 of principal and $1,000 of interest accruing at 5% per annum.

(3)	The next $150,000 shall be used to finance the development of the English educational software program.

(4)	The balance of $197,500 will be used for general corporate purposes.

In the event that 50% of the proceeds are raised ($2,000,000 less offering expenses of $102,500 or an aggregate of $1,897,500), the additional $1,000,000 raised above the 25%, we will use as follows: (a) the next $825,000 to extend production of our ready-mix concrete plant, utilize the second batching unit and increase production volumes. The balance of $175,000 will be used for general corporate purposes.

In the event 75% of the proceeds are raised ($3,000,000 less offering expenses of $102,500 or an aggregate of $2,897,500), the additional $1,000,000 raised above the 50%, we will use the next $900,000 to expand production facilities and further increase production capacity of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates. The balance of $100,000 will be used for general corporate purposes.

None of the specific use of proceeds set forth above will be used to pay our officers or directors. Notwithstanding this, it is possible that if funds are available for general corporate purposes, we may use such funds for officers salaries or directors compensation.

DETERMINATION OF OFFERING PRICE

The initial public offering price of $0.25 per share for the offering of 16,000,000 shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any recognized securities exchange. Thus there is no available market to sell our shares. Upon this registration statement being declared effective, we intend to have a registered broker-dealer file a Form 211 with the NASD for the purpose of obtaining a quote on the OTC Bulletin Board. As of June 30, 2005, based on our records, we had 57 shareholders holding 42,650,000 shares of our common stock.

As of June 30, 2005, we do not have any outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register 2,331,410 shares of our common stock held by selling security holders. In addition, we are offering a maximum of 16,000,000 shares of our common stock at $0.25 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of June 30, 2005 , with respect to compensation plans under which our equity securities are authorized for issuance:

(a)	(b)	(c)

	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
plans approved by
security holders

Equity compensation	None
plans not approved
by security holders

Total	None

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser

.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

We commenced our activities on December 11, 2000. As a result of the purchase of assets of City Mix Management, Inc. in December 2003, we acquired City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is woned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting solely of City Mix, LLC) as of March 31, 2005 was $3,237,152.

The above rights in City Mix LLC were acquired based on the following shareholding and other legal documents (attached hereto):

•

Share Transfer and Amendment to the Memorandum of Associations, signed with Mubarak Al Ahbabi, holder of 51% of City Mix LLC, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mubarak Al Ahbabi, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000 signed with Mubarak Al Ahbabi confirming the above and setting obligations and relationships of the parties in City Mix LLC.

In the years to follow, we are planning to develop our activities in two major business segments:

(1)	commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates;
(2)	development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer.

(1.)	Commissioning, start up and operation of our ready-mix concrete plant in Abu
Dhabi, the United Arab Emirates

We are planning to develop this project through our subsidiary City Mix LLC. The United Arab Emirates and the Emirate of Abu Dhabi, in particular, have attracted multi-billion dollar investments, including foreign capital investments, for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. In the next few years, Abu Dhabi expects local and foreign investments to invest at least $10 billion into emerging industrial zones (‘Abu Dhabi Economy’, Issue 381, March 2004). All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used, construction material.

Our ready-mix concrete plant comprising two batching plants is a brand new state-of-the-art technology and set of machineries capable of producing fresh concrete of any type in strict accordance with the highest international quality standards. As of today, the project is in its final stage. Specifically, all civil construction works have been completed and all the machineries have been erected. Once the necessary funds are provided, the machineries will be tested and commissioned and the plant will be ready for production in approximately 3 months thereafter.

Our management is responsible for the overall executive management and control of the project. In Abu Dhabi, the day-to-day management of the operations will be carried out by City Mix LLC. The project will be realized in two stages. Stage 1 is commissioning and operation of the first batching plant; and Stage 2 is commissioning and operation of the second batching plant. To facilitate the start-up of the plant, we are planning to spend about $3,000,000, which will be used mostly to finance the commissioning of the plant, purchase of initial quantities of raw materials, employment of production and administrative personnel and acquisition of additional technological and transportation equipment.

(2.)	Development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer.

With this project, we are planning to develop our activities internationally within the educational sector. Our purpose is to establish long-term commercial presence in this international market and to develop a number of educational projects and activities in various parts of the world.

For this purpose we will start with developing, marketing and distribution of a computer software product designed for teaching foreign languages, based on the technology, which we acquired in 2002 under a contract with YZ Business Consulting, a company owned by our officer and director, Yevsey Zilman. The principal terms and conditions of the contract are as follows.

•

Subject of the Agreement. YZ Business Consulting (“YZ”) provides us with the technical know-how and the intellectual property related to the method of improved perception and memorization of information using electronic visual devices, such as a personal computer (“the Technology”), and we develop the Technology, develop and market the product(s) based on the Technology and pay royalties to YZ.

•

Obligations. YZ grants to us a right to the know-how of YZ with respect to the Technology, including a right to utilize the Technology in order to develop and sell product(s) based on the Technology and to market such product(s), including the right to improve and upgrade the Technology. YZ also provides technical support, supervision, and professional advice to us in the utilization of the Technology. We undertake to develop, at our cost, the Technology and software product(s) based on the Technology, commence production and commercial sales of such product(s), and pay royalties to YZ in accordance with the terms of the contract.

•

Royalties. We make regular payments to YZ of forty per cent (40%) of the total revenues from our sales of any product, services or any other activities utilizing the Technology after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales.

•	Term of the contract and termination. The term is unlimited with a termination clause by mutual consent or in the event of violation of the contract by either party.”

This technology is the latest development in modern teaching techniques for self-studying of foreign languages with the aid of a personal computer. For this technology, Provisional Patent Application of 07/03/2003 has been filed with the United States Patent and Trademark Office and it is now being registered with the US and international patent authorities pursuant to a contract dated February 15, 2003 between us and Edward D. Pergament, Registered Patent Attorney, Reg. # 43346. On June 28, 2004, International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office.

We are planning to develop a software product designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product will be used for self-studying and will assist in memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. It will be followed by creation of other products, which will assist in the development of good command of American English assisting students for entrance examinations at US educational institutions.

Following the technology acquisition we commenced our activities on this project by carrying out research and development work, which was threefold.

(i)	Legal protection of the computer software program and patent registration, which was secured with the US Patent and Trademark Office and International Bureau of WIPO on June 28, 2004; and
(ii)	Development of the primary course educational aid and lexical and grammatical material thereto; and
(iii)	Search for potential partners and carrying out preliminary negotiations with publishing, educational and commercial institutions to organize future commercial sales.

We have cooperated with major international companies such as Wizzard Software Corporation, based in Pennsylvania and JupiterImages, based in Arizona, to complete our program with high quality components, namely audio material in the form of AT&T natural speech text to speech engine and video material in the form of ClipArt vector images respectively. Based on contracts signed with these two companies, we purchase the above-referenced components to complete our program and our agreement with both of them does not allow us to mention their names in our product or related materials.

In order to develop the lexical material for the program and to format it in accordance with teaching techniques applied in the program a number of highly qualified language experts have been involved including the leader of one of the organizations affiliated with TESOL. This organization is known as TESOL Ukraine (Teachers of English to Speakers of Other Languages in Ukraine), an affiliate of the International Association. TESOL, Inc. (Teachers of English to Speakers of Other Languages) with headquarters in Alexandria, Virginia. TESOL Ukraine’s President Nina A. Lyulkun has been involved as our principal consultant on all matters related to the development of the English lexical and grammatical material for our program.

As of today, we have developed the structure of our computer software program and its basic components, and built up the vocabulary for the primary course. A demo version of the basic educational operations and techniques of the program has been developed. We continue developing the lexical and grammatical material for our software program in the English and Russian languages

Plan of Operation for the Next 12 Months

In the next 12 months we are planning to proceed with the above two projects. Until we start receiving proceeds from this offering, we will work on the English language educational program, namely developing the lexical and grammatical material of the primary course educational aid. We expect to develop the end product by the fourth quarter of 2005. We will need approximately $75,000 to finance this activity and are planning to use our truck rental revenues for this purpose.

If we raise additional funds from this offering, we will commence the City Mix, LLC project, which we will prioritize as follows.

•

The first approximately up to $550,000 raised from the public offering will be used to commission our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates and to start-up pilot and small-size contract production from one batching units of the plant. We will need approximately 3 months to make the plant ready for operation.

•

If necessary,a current balance of City Mix, LLC's loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approximately $110,000) may be paid out of the above amount of $550,000.

With the increase of proceeds, we will make further contributions to our ready-mix concrete project in Abu Dhabi in order to expand production facilities and further increase production capacity as planned. In parallel with that, we will finance and intensify the development of the English educational software product to commence commercial sales as early as practicable.

The number of our employees will not change significantly. However, as we start our ready-mix concrete activities, we expect the number of employees to grow and reach approximately 55 employees in City Mix LLC.

We anticipate the truck rental income in the next 12 months to be $450,000, which will be sufficient to finance our day-to day costs and the development of the end product of the English language educational software program as planned.

Results of Operations

Comparison of three months ended March 31, 2005 to three months ended March 31, 2004.

(All figures are expressed in U.S. Dollars)

	Three months ended on March 31, 2005	Three months ended on March 31, 2004	Increase / (Decrease) in March 2005
Revenue, truck rentals	$ 111,959	$ 111,959	$ 0

Costs and general and administrative expenses	(136,167)	(94,570)	41,597

Operating Income (Loss)	(24,208)	17,389	41,597

Other Income (expenses)
- Finance Cost	(10,825)	(10,868)	43
- Non Operating (expenses) / Income	0	7,318	(7,318)

Other Expenses (Net)	(10,825)	(3,550)	7,275
Net Income (Loss)	$ (35,033)	$ 13,839	$ 48,872

Revenue: We are a development stage company that has not yet started its planned operations for manufacture of ready mix concrete. However, we are making use of the 16 concrete mixer trucks by renting them out to a third party. Our revenue from these rentals was the same in both the first quarter of 2005 and 2004. In 2005 the trucks are being rented by the same party as in the 2004 period and under the same terms.

Cost and General and Administrative expenses: The cost and general administrative expenses for the three months period ended march 31, 2005 increased by $41,597 or 43.99% compared to corresponding three months ended on March 31, 2004. This increase was mainly caused by a increase in the sponsorship fee of $19,569, which included an adjustment of a prior year’s fee and the issuance of 50,000 shares of common stock, valued at $12,500, to our president as compensation.

Finance costs: Finance costs were approximately the same in both periods because level of borrowings and rates did not change materially.

Net Loss: For the three month ended March 31, 2005 our net loss totaled $35,033 or 31.29% of revenue, as compared to net profit of $13,839, or 12.36% of revenue for the corresponding three months ended March 31, 2004. The principal cause of our loss for the three months ended March 31, 2005 was the increase in costs and general and administrative expenses.

Comparison of year ended December 31, 2004 to year ended December 31, 2003

(All figures are expressed in U.S. Dollars)

	2004	2003	Increase / (Decrease) in 2004
Revenue, truck rentals	$ 447,837	$ 455,925	$ (8,088)

Costs and general and administrative expenses	(449,502)	(423,281)	26,221

Operating Income (Loss)	(1,665)	32,644	(34,309)

Other Income (expenses)
- Provision for loss – cash in closed bank	(275,924)	0	275,924
- Finance Cost	(38,718)	(61,415)	(22,697)
- Non Operating Income	22,397	8,561	13,836

Other Expenses (Net)	(292,245)	(52,854)	239,391
Net Loss	$ (293,910)	$ (20,210)	$ 273,700

Revenue: As previously stated we are a development stage company that has yet started its planned operations to manufacture ready mix concrete. However, we are making use our 16 concrete mixer trucks by renting them out. Revenue from truck rentals decreased slightly by $8,088 or 1.77% in 2004 over immediate previous year. This was because in 2004 we began to rent to one company and reduced our rental fees due to that fact.

Cost and General and Administrative expenses: There was a net increase in these costs and expenses of $26,221 or 6.19% compared to the prior year. There were increases of approximately $120,000, consisting mainly of legal and consulting of $58,000 and various other of $62,000; offset by decrease in salary and benefits of $62,000, due a decrease in the number of employees and management fees paid of $55,000.

Provision for cash in a closed bank: We have a deposit off $551,848 in a closed bank, the Anglo American Bank, located in Grenada, which is undergoing liquidation. The Ministry of Finance of that country is supervising the liquidation process and return of the funds to the account holders. The company has made provision of $ 275,924 for the doubtful recovery from that bank.

Finance costs: These costs decreased $22,697 or 37% in 2004 principally because we renegotiated our rate with the First Gulf Bank from 10.5% to 5% per annum.

Net Loss: For the year ended December 31, 2004 our net loss totaled $293,910 or 65.63% of revenue, as compared to net loss of $20,210, or 4.43% of revenue for the year ended December 31, 2003. The main reason for the increase in the loss for the year ended December 31, 2004 was the $275,924 provision for loss of cash in closed bank charged to operations.

Application of Critical Accounting Policies

The management discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe the estimate for provision for loss of cash in a closed bank is critical and has a material impact on our financial presentation.

Off Balance Sheet Arrangements

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the plant is constructed. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the plant is constructed is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,000 per annum.

We own 49% of City Mix LLC (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting solely of City Mix, LLC) as of December 31, 2004 was $3,499,905.

The above rights in City Mix LLC were acquired based on the following shareholding and other legal documents (attached hereto):

•

Share Transfer and Amendment to the Memorandum of Associations, signed with Mubarak Al Ahbabi, holder of 51% of City Mix LLC, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mubarak Al Ahbabi, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% owenership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000 signed with Mubarak Al Ahbabi confirming the above and setting obligations and relationships of the parties in City Mix LLC.

(b.) Pending litigations

Since inception, we are involved in litigation. However, management has determined that past and current litigation will not have a material effect on the operation of the company.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

Currently there are two court actions related to the dispute between City Mix and Armitage.

i.) Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

ii.) Urgent Case 73/02 filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

We feel the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

(c.) Cash in a closed bank

We have a cash balance of $551,848 in a closed bank, Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation, which is supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured.

Liquidity and Capital Resources

Since inception, we have financed our operations through bank debt, loan from third party, equity from our shareholders and funds generated by our business. Cash and cash equivalents as at March 31, 2005 and December 31, 2004 totaled $ 50,982 and $108,638 respectively representing reduction of $57,656 and $57,004 from their respective beginning of the period/year i.e.: January 1, 2005 and January 1, 2004. We believe that increased revenues in coming years will generate much improved cash flows allowing us to meet our on-going expenses from our revenue.

Net Cash Flow from Operating Activities: We used $34,407 of cash in operating activities for the three month ended March 31, 2005 compared to cash provided of $26,351 for the three months ended March 31, 2004. The main cause of the increase in cash used was the net loss of $35,022 incurred for the three months ended March 31, 2005 against net income for the three months ended March 31, 2005. Also contributing to the reduction in cash flow from operations were increases in deposits, advances and prepayments and decreases in accruals and provisions of $32,414 and $53,566 respectively offset by reduction in accounts receivables by $37,320.

Our operations for the year ended December 31, 2004 provided $78,222 in cash compared to $541,470 for the year ended December 31, 2003. The principal cause of the reduction in operating cash flow in year 2004 was increased in accounts receivable and deposits, advances and prepayments by $37,320 and $9,717 respectively against reduction of those assets by $37,292 and $324,843 in year 2003.

Net Cash Used In Investing Activities: No cash was used or received from investing activities for the three months ended March 31, 2005, compared to only $3,112 of cash used to purchase equipment in the three months ended March 31, 2004. Net cash used in investing activities amounted to $15,519, $5,502 of which was used for equipment and $10,017 patent legal costs, for the year ended December 31, 2004 compared to $345,752 of cash used to purchase equipment for the year ended December 31, 2003.

Net Cash Used In Financing Activities : Net cash used in financing activities was $23,249 for the three months ended March 31, 2005 compared to $34,784 for the three months ended March 31, 2004. We paid down our bank loan by $18,199 this year compared to $14,584 in the first quarter of 2004. In addition we used $5,050 in cash for deferred offering costs on our contemplated common stock offering in 2005 compared to $20,200 in the three months ended March 31, 2004.

Net cash used in financing activities amounted to $119,707 for the year ended December 31, 2004 compared to $50,595 for the year ended December 31, 2003. The main reason for the increase use in 2004 was deferred offering costs of $52,000 with no comparable cash outlay in 2003. Repayment of our bank loan was $67,707 in 2004 compared to $80,415 in 2003. Also in 2003, we received cash of $29,820 from the sale of our common stock.

As of June 8, 2005, cash on hand was $49,210. This will satisfy our cash requirement for the immediate future.

Management anticipates that our primary uses of capital in the future periods will be allocated to pay off our bank loan and for working capital purposes. Our business strategy is to increase working capital by internal growth through continued hosting of our existing customers, sale of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

We do not currently have material commitments for capital expenditures. However, we anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and provided the necessary funds are raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management anticipates that the capital requirements for operations and development for the next twelve months for the two major projects will be $3,600,000, based on cash flow projections.

•	$3,000,000 for the ready-mix concrete project ($1,800,000 for Stage 1 and $1,200,000 for Stage 2);
•	$150,000 for the English language software program.
•	$450,000 for general corporate purposes.

After the ready-mix concrete plant is operational, our subsidiary, City Mix LLC may be able to obtain debt financing as well as to receive raw materials such as cement on credit against signed contracts for supply of concrete products from its plant.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

About Us

We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own a ready-mix concrete plant, consisting of a modern technology and equipment to produce a ready-to-use fresh concrete containing a few ingredients (sand, pebble, concrete, water) mixed to customer specifications; and (2) we plan to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer.

We have had losses in most periods since inception and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.

Presently, we are not required to deliver annual reports to security holders and do not intend to do so. However, when this registration statement is declared effective, we will deliver annual reports to security holders.

In the opinion of a number of Abu Dhabi construction companies such as RAPCO, S&H Engineering, SAZCO, Alwan Engineering and Al Diwan Cont. & Road Works Est. (see attached protocol and letters of intent) the City Mix plant will be one of the biggest ready-mix plants in terms of physical capacity, production technology and product quality in the United Arab Emirates. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and remaining 51% is owned by our partner, a U.A.E. national, Mubarak S. Jaber Al Ahbabi (the “Partner”). Our relationship with the Partner with regard to City Mix LLC is based on and governed by the following shareholding and other related documents:

(1)

Share Transfer and Amendment to the Memorandum of Associations, whereby we acquired ownership of 49% ownership in City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;

(2)

Power of Attorney from the Partner, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of the general assembly of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

(3)	Agreement between the shareholders of City Mix LLC dated November 26, 2000, whereby:

•	We assumed the assets and liabilities, and the above ownership, management and operational rights in City Mix LLC by virtue of this agreement and the above Share Transfer and Power of Attorney.
•

The Partner shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not to sell, transfer, assign or otherwise dispose any of his shares in the company without a written consent of the other party, and not to have any role whatsoever in management and operation of City Mix LLC.

•	The Partner is entitled to receive, on an annual basis, a fixed fee (named ‘sponsorship fee’) of approximately $55,000 and 12% of net profits of the company.
•

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by a mutual written consent of the parties or by any party in the event of material violations of terms and conditions thereof

There is a legal requirement for our subsidiary City Mix LLC in Abu Dhabi, the United Arab Emirates to maintain its legal status by renewing its licenses on an annual basis, namely the Abu Dhabi Municipality License and the Abu Dhabi Chamber of Commerce and Industry License. The licenses were renewed on December 27, 2004 and December 17, 2004 respectively.

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

Industry and Market

The United Arab Emirates is rapidly becoming an economic role model for the region with a business friendly environment, an open and liberal economic policy and ten years of solid GDP growth, which has averaged 5.8 per cent annually and 8% for the non-oil sector. The gross domestic product of the emirate of Abu Dhabi was $41 billion in 2002. The UAE maintained its high per capita income standing at $20,602 last year (`Abu Dhabi Economy’, Issues 374-376, 2003). Direct foreign investments into the country reached $4.1 billion in the year 2000 (`Abu Dhabi Economy’, Issues 359, 2002). The United Arab Emirates and the Emirate of Abu Dhabi in particular have attracted multi-billion dollar investments for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. Abu Dhabi expects local and foreign investment to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy’, Issue 381, March 2004).

All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material.

Marketing Strategy

Our marketing strategy will focus on a number of basic principles. These are ranked in order of strategic importance for us as follows:

o	Technology and Product Quality
o	Selective Job Portfolio
o	Price
o	Promotion

Technology and Product Quality

We believe that our ready-mix plant in Abu Dhabi, once commissioned, will have certain major advantages in comparison to other ready-mix producers in the area in terms of production techniques, safety and environmental control. These advantages are based on a number of principal design elements of the production technology.

(A)

Vertical Aggregate Automatic Feed System. The plant is equipped with a feeding unit, which allows fully automatic unloading of aggregate directly from supply trucks into storage silos by means of a fast automatic vertical-type covered belt conveyors. All other ready-mix plants in Abu Dhabi do not have such a system and have to store aggregate in the open area at the site and to deliver it to silos by wheel loaders, which increases production costs.

(B)

Advanced Aggregate Storage System. The plant is equipped with a fully isolated and protected aggregate storage silos which allows for effective protection of aggregate from direct sun and other environmental impacts such as winds, rain and dust. This will provide saving energy and water consumption of up to 32%, which in turn will drastically reduce production costs.

(C)

Extensive Cooling of Water. The plant incorporates an underground concrete reservoir for technology water, which, together with the two powerful water chillers, provides for a very effective temperature control at every stage of production process even without the use of an icing plant, which further reduces production costs.

(D)	Concrete Recycling Unit. The plant is equipped with a special unit, which provides almost 100% utilization of concrete residues.

(E)

Truck Mixer Washing Unit. This is designed to give a thorough washing of truck mixers before exiting the site and washing of truck drums before loading with concrete. Waste water is recycled and used back in the production process.

The technology used by our competitors is less efficient because:

•	It requires the use of wheel loaders to load the mixture of sand and pebble (“the aggregate”) to the silos and the mixing unit, which leads to increase of production costs.
•

The aggregate is normally stored at the site under the open sky and water is stored in metallic reservoirs. Both are subject to strong sun heat. As a result, more powerful and expensive water coolers have to be used in order to maintain the required minimum temperature of the ready-mix concrete at the outlet of the mixing unit, which leads to increased water and electric power consumption.

•	Waste water is sent to the sewerage system and is not fed back into the production process.

High quality of product (ready-mix concrete), which can satisfy the highest international and local standards, is provided by certain elements of technology and design. These are as follows:

o

The technology equipment of the plant is designed to provide a fully automatic and a very accurate feeding of ingredients (aggregate, concrete, water and additives) into the mixing units in strict accordance with a mix design (formula), which allows us to produce high quality concrete of any type.

o	Strict temperature control at all stages of the production process and cooling of the ready-mix concrete during transportation (by means of adding ice into truck mixer drums).

o

The plant is equipped with a modern sophisticated laboratory, which allows a comprehensive quality control of ingredients and ready-mix concrete to BS and ASTM standards throughout the production process, as well as post-production tests of fresh and hardened concrete before delivery to customers. In addition, quality tests will be carried out upon delivery at the customers’ sites with vis-a-vis a mobile laboratory.

Note. British Standards Institute standards (BS) and American Society for Testing and Materials (ASTM) standards are international quality control standards used worldwide in the construction sector and ready-mix production and the same are applied in Abu Dhabi, the United Arab Emirates.

Selective Job Portfolio

In our marketing activities, we will be very selective and will focus on entering into long-term relationships with reliable clients, who enjoy a very good reputation in the market regarding prompt and secured payment for the supplied concrete. Al Ain International is a potential client that is our first choice. A number of preliminary agreements have been already negotiated for the supply of City Mix’s products.

Pricing

Our pricing strategy will be based on existing local market prices, which are subject to little fluctuation and thus predictable. Nevertheless, at the start-up stage and during approximately the first three operating months, product prices will be minimized to facilitate market entry and lower entry barriers. The product prices will be minimized due to the efficient technology applied in the City Mix plant incorporating certain elements (described above), which will allow the company to produce quality products at less production costs. For instance, the covered concrete aggregate silos will provide for a 30% reduction of electric power and water consumption to wash and cool the aggregate, which in turn will allow us to reduce selling prices maintaining product quality.

Simultaneously, we will not lower prices to an extent that would jeopardize the operating margins or lead to a price war on the market. In the beginning, we will concentrate on supplying the most widely used types of ready-mix concrete with high market prices such as 40N SRC ($57/1m3) and 40N SCC ($62/1m3). Simultaneously, we plan to pursue and establish long-term relationships with suppliers of raw materials. We hope to offset our favorable receivables policy by negotiating favorable credit terms with our suppliers including discounted and post-dated payments for the supplies of raw materials. For instance, it is a wide practice in Abu Dhabi for clients to pay for concrete in 3 months after the supplies. Based on preliminary negotiations and established business relations with the suppliers of raw materials we expect to be able to make 6 month post-dated payments for the raw materials, which will allow us to receive revenues from sales 3 months before we pay for the raw materials.

Promotion

We plan to pursue the following promotional activities:

o	Streamlined presentation of our products, technology and services to potential customers including governmental institutions;

o	Introduction of printed advertising materials to potential customers;
o

An aggressive Internet presence, for which we are planning to develop and maintain our own web site to demonstrate and e-mail to clients promotion data on our company, specific production techniques and technology, etc.. We do not presently have a company web site.

o	Advertising in printed media and industry publications focusing on the target market segment.

In order to organize, manage and carry out our marketing and promotional activities we will employ, once the necessary project funding is secured, a marketing manager and, if necessary, other marketing specialists having proper expertise in this are in the concrete business. As a result of the joint work with the local employment agencies and our own research a number of candidates have been selected. The management of City Mix maintains necessary contacts with them.

Raw Materials Sources

Aggregate. The main sources of aggregate are three biggest quarries and crushers in Al Ain (150 km from Abu Dhabi), Buraimi (200 km from Abu Dhabi) and Ras Al Khaima (300 km from Abu Dhabi), which supply aggregate to all concrete producers in the UAE including Abu Dhabi. These three crushers supply the best crushers in terms of less dust, chloride and sulphate content and highest crushing and impact values. The price of the aggregate including supply costs from all the three sources varies insignificantly and on average is about $7/m3. There is a very well established contractual system of the aggregate supplies to concrete producers. The aggregate is transported to concrete plants in trucks as per purchase orders. There are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Cement. The cement factory in Al Ain (150 km from Abu Dhabi) is the main source of cement for concrete producers of Abu Dhabi. It supplies all principal types of cement such as OPC, SRC and MSRC. The price of cement including transportation costs is about $60/t. Also there are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Water. The City Mix plant is connected to the central water supply system of the Abu Dhabi Municipality, which supplies technical water to all factories and plants in Abu Dhabi. Water supplies from the system will commence upon commissioning of the City Mix plant. Water consumption will be managed as per daily production needs and the water will be pumped into the plant’s underground insulated concrete reservoir. Water supplies will cost about $0.5 per 1 m3 of concrete.”

Customers

The economic statistics and other information published in ‘The Abu Dhabi Economy’ a monthly magazine of the Abu Dhabi Chamber of Commerce and Industry (Issues 381 – March 2004, 376 – October 2003, 375 – September 2003, 374 – August 2003, 358 – April 2002), as well as professional opinions of local business professionals (see attached a letter by N.R. Doshi & Co.) confirm that the construction sector in the United Arab Emirates is the second largest industry after oil and gas. The UAE authorities, and the government of the Emirate of Abu Dhabi in particular, pursue a very active policy of establishing and developing new commercial, industrial, residential and entertainment zones to attract local and foreign investments in order to ensure permanent growth of the country. All Abu Dhabi investment and construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material. The construction projects include construction of commercial and industrial infrastructure objects, residential and office buildings, and bridges.

Major construction projects in Abu Dhabi are managed by private construction companies contracted by various governmental institutions such as:

•	The Abu Dhabi Municipality
•	The Abu Dhabi Water and Electricity Authority
•	The Abu Dhabi Sewage Authority
•	The Abu Dhabi Department of Public Works
•	The Abu Dhabi Defense Ministry

There is also a large variety of private construction projects in Abu Dhabi owned by large and medium sized private companies.

All of the construction projects are normally tender-based, which means that first project owners announce tenders and then the winner is selected and awarded with a construction project based on the best bid in terms of cost and quality of construction, products and services, term of construction, technical set-up, etc. In upcoming years, Abu Dhabi expects local and foreign investments to invest at least $10 billion only into emerging industrial zones (‘Abu Dhabi Economy’, Issue 381, March 2004).

Our job portfolio will include supply contracts and orders from both the government and public sector. Our subsidiary, City Mix LLC, has entered into preliminary agreements for the supply of products from our ready-mix concrete plant for future construction projects of a number of project owners, such as RAPCO, S&H Engineering, SAZCO, Alwan Engineering and Al Diwan Cont. & Road Works Est. These five are among construction companies that are engaged in construction of industrial facilities, residential complexes, bridges and other objects in Abu Dhabi and suburbs. Based on our business contacts with these companies and following visits of their representatives to the City Mix plant we signed with them letters of intent, in which they confirmed their satisfaction with the technical set-up and technology efficiency of our plant and expressed their readiness to buy our concrete products for their future construction products once the City Mix plant commences its operation.

How We Compete

A number of producers of ready mixed concrete are active in Abu Dhabi, but most of them are insignificant in terms of quality and production capacity. There are about five plants that produce quality output in terms of strict quality and uninterrupted delivery (Abu Dhabi Ready Mix, Tremix and Trans Gulf). Some of them have been in business for in excess of 10-15 years.

Our plant, once commissioned, will produce the full range of high quality concrete products but at less production costs than most of the producers in the area due to its specific and efficient design described above. Our advanced aggregate storage system alone provides saving energy and water consumption of up to 20%, which will drastically reduce production costs. Therefore, we are planning to compete based on our ability to offer lower selling prices and product quality provided by our technological set-up.

Development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer

Purpose

Our purpose in this area is to establish a long-term commercial presence in a growing international market - education, and to develop a number of projects and activities in this area. We plan to achieve this strategic purpose in several stages, with the implementation of the Language Program project being the initial stage. The project will focus on entering the international market by introducing a technology and products providing advanced teaching materials and education services in teaching the American English as a second language.

The technology applied in our products will provide development of advanced educational aids, teaching programs and materials for educational purposes. It can be used to expand the range of our products to cover speakers of different languages and a variety of subjects in exact, natural sciences, arts, religion, etc.

Product

The product offered by us is an educational aid in form of a computer software program designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product will be used for self-studying and is designed to help students to ensure memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. The software program incorporates a combination of various techniques designed to develop all language skills: listening, speaking, reading and writing. It includes the following components:

o	Vocabulary (English words and expressions)
o	Translation into native language
o	Transcription and phonetics
o	Audio material (standard pronunciation)
o	Video material (images)
o	Record and playback
o	Practical exercises
o	Grammar
o	Help (user manual)

The American English educational aid comprises three levels of training (courses). Completion of all three levels of training will help students to develop a good command of American English allowing them to sit for the SAT examinations at US educational institutions. The three levels are:

•

Primary (for beginners). A student learns basic vocabulary (the most frequently used English words, word combinations and expressions), phonetics and grammar, as well as receives practical training how to use the vocabulary correctly in spoken language. At the end of the course a student develops a capability of communicating with English speakers at the elementary level in most common day-to-day situations.

•

Intermediate. A student expands his vocabulary and receives more practical knowledge and training in the English spoken and written language. At the end of the course a student develops a capability of communicating with English speakers at intellectually higher level on a broader variety of subjects of human activity.

•

Advanced (with extensive grammar). A student further expands his vocabulary and receives an extensive knowledge and practical training in the English spoken and written language, as well as the English grammar. At the end of the course a student develops a good command of American English and a capability of communicating with English speakers on most of the subjects of modern human activity, which will help him sit for SAT examinations at US educational institutions.

Each level is a separate product and will be offered to customers in the form of a set of compact disks. The first edition of the Primary Education product will be for the speakers of the Russian language and will be used to develop good command of about 4,000 most frequently used English words and word expressions. At later stages we will issue other editions for the speakers of Spanish, French, Arabic, Hindi, Chinese and other languages. All lexical materials will be translated into these languages by highly qualified translators – experts in the subject language, who will be contracted for this purpose. The translated material will then be put into the software product with the help of a special software program.

We have been carrying out research and development work on this project following the technology acquisition from YZ Business Consulting in July 2002. This work was related to legal protection of the computer software program and patent registration, development of the lexical and grammatical material, and research and preparatory work with potential partners to organize future commercial sales of our end products. For this purpose we have spent $24,110 during the last two years. As of today, we have developed the structure of our computer software program and its basic components, and built up the vocabulary for the primary course. A demo version of the basic educational operations and techniques of the program has been developed (attached hereto). We continue developing the lexical and grammatical material for our software program in the English and Russian languages.

Distinctive and Unique Features

The program for teaching the American English with the help of a personal computer developed by us incorporates a number of distinctive features. These can be summarized as follows:

o

The educational material (vocabulary) is placed into the student’s subconscious and by means of demonstrating vocabulary units in the subject language on the computer screen with a frequency of 25 frames per second, each unit together with an illustration in the same frame. No native language is used. This creates an associative link between a unit in the subject language and its image in form of an illustration. Then using certain techniques, the information is transferred from the subconscious into the consciousness where it is perceived and memorized by means of practical exercises.

o

The material (vocabulary) is placed into the subconscious with the help of the 25th frame effect. All the vocabulary is displayed in form of images with English equivalents with frequency 25 frames per second.

o	Subconscious perception of the material is accompanied by the Mozart music, which stimulates human memory and the work of human brain as a whole. (Don Campbell: `The Mozart Effect’).

o	The program trains all types of human memory and develops all language skills: listening, speaking, reading and writing.

o	Any teaching function can be utilized momentarily any time during the learning process.

o	The program is highly ergonomic and requires no other teaching instruments or materials.

o

Technology applied in the program can be used as an effective instrument in a continuous process of creating and upgrading teaching programs for studying foreign languages to any level of diversification and sophistication, as well as creating other teaching programs for any other subject, which requires reliable comprehension of large volumes of information in a reasonably short time.

The program makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information takes place faster than under available learning techniques, which deal with similar volumes of information.

Marketing

Our marketing efforts to promote sales of our products worldwide will be carried out in a number of regions of the world carefully selected by us based on our cooperation and relationship, which we are planning to establish with key market players, as well as existing contacts in such areas. For this purpose, negotiations have been underway with a number of publishing, educational and commercial institutions in Russia, Ukraine, the United Arab Emirates and India. Through our subsidiary City Mix LLC, for instance, we are negotiating with the Ministry of Education of the United Arab Emirates.

Following the development and preparation of the primary course educational aid for commercial production, we are planning to commence the work of establishing agency and dealership agreements with key market players for the establishment of a network of English training centers in certain regions of the world, which will use our technology and software products in their educational activities. Each of the agency and dealership contracts will provide for an extensive marketing effort, including but not limited to:

o	Presentation of our products and services to potential customers including governmental and private educational institutions;

o	Introduction of printed advertising materials to potential customers;

o	Advertising in printed media and industry publications focusing on the target market segment.

In addition, we are planning to carry out an advertising and promotion campaign through the Internet. For this purpose we will develop our web site dedicated to the English Learning Program. We will use revenue generated by our subsidiary, City Mix LLC, through renting truck mixers to finance this work and are planning to have the web site functional in the fourth quarter of 2005. Our Internet-based marketing campaign will focus on the key principles as follows:

o	education of potential customers about the benefits and unique features of our English Learning Program;

o	advertising publications in English and the native languages;

o	direct sales of our educational software products;

o	demo version with a download option;

o	technical support

Our advertising campaign through Internet will be carried out initially in the English and Russian languages and then, at later stages, in other languages such as Spanish, Arabic, Hindi, Chinese, etc. prior to and in accordance with introduction to the market of our educational software products in such languages.

License Agreement with YZ Business Consulting

Effective July 26, 2002, we signed a license agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our Vice President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the agreement, we are required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the licensed technology only after complete recovery of all our initial stage operation costs, including legal fees, advertising and production.

Customers

Our software product is designed to teach American English as a second/foreign language to non-English speakers will be distributed to a variety of potential customers. The target audience falls into two major categories.

•	Individual customers of any sex, nationality, religion, social status and profession from fourteen years and older.
•	Governmental and private educational institutions, including any type of training centers, schools, colleges and universities.

Based on the fact that our product does not require any specific training means, materials or knowledge and that the learning techniques are very simple and easy-to-understand, it can be used effectively and is designed for any user.

How We Compete

There are various software products in the international markets related to teaching foreign languages and the English language in particular. These products are manufactured and marketed by different producers and differ substantially both in terms of quality and price. It should be noted though that the educational sector is one the world’s permanently growing business markets and has practically no limits in demand for effective educational material.

Our ability to successfully compete on the international arena is based on the following major factors.

Distinctive character of our product. In our marketing campaign, we will focus on educating our potential customers about the distinctive features and benefits of our product such as subconscious mode of perception of the teaching material, ability to develop all language skills

 (listening, speaking, reading and writing), etc., described above.

Many of the educational software products currently available in the market do not provide for the subconscious mode of instruction. Those which do, normally require the use of additional technical means such as TV sets or overhead projectors or double-side cards. For example, the autogenic training, which requires a substantial amount of additional time and which is not effective with every individual. Our product makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information occurs much faster than under available learning techniques, offered by other products.

Balanced Marketing Strategy. We are planning to market and distribute our product though a network of regional agents and dealers, who are key local market players having an extensive experience in marketing similar products. On the other hand, though our English Learning Program which provides for teaching American English to speakers of any other language, we intend to commence this project by introducing our products in such countries of the world as, Russia, Ukraine and other countries of the former Soviet Union, where the demand for educational software products designed for self-studying of foreign languages is unlimited.

Sound Price Policy. The selling prices for educational software products currently available in the markets, which are designed for teaching foreign languages, and the English language in particular, range from a few dozens to several thousand US dollars. In order to ensure the market entry and low entry barriers into this market, we are planning to maintain the selling prices for our product in average range of local market prices. Final determination of the actual and minimum selling price will be made after our the primary course product is ready for commercial production.

RESEARCH AND DEVELOPMENT COSTS

To date, we have no research and development costs.

INTELLECTUAL PROPERTY

We have filed a patent for our software product that teaches American English as a second foreign language with the aid of a personal computer. For this technology, Provisional Patent Application of 07/03/2003 has been filed with the United States Patent and Trademark Office and it is now being registered with the US and international patent authorities pursuant to a contract dated February 15, 2003 between us and Edward D. Pergament, Registered Patent Attorney, Reg. # 43346. On June 28, 2004, International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office.

Employees

As of June 30, 2005, we have five (5) employees who are all full time. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. City Mix LLC, our subsidiary, currently has one employee, Andrey Kharlanov, its General Manager.

DESCRIPTION OF PROPERTY

New Jersey Corporate Headquarters: We presently utilize the home office of Eduard Klebanov located at 325 Flower Lane, Morganville, New Jersey as our corporate headquarters. Mr. Klebanov is our Vice President and Chairman of the Board of Directors. This is at no cost to us.

.

Abu Dhabi, UAE Lease: City Mix, LLC, our subsidiary, entered into a sublease agreement with our UAE national partner/sponsor for sublease of land on which the concrete plant is constructed. The original agreement was dated November 26, 2000. Subject to this agreement, the term of the sublease is 20 years and renewable. The sublease payment is $13,605 per year. The Abu Dhabi Municipality registers the land sublease on an annual basis after an annual registration fee is paid.

On July 13, 2003, we entered into a lease agreement for office space for a term commencing July 13, 2003 through July 12, 2004. The lease payment for the year was approximately $10,500. This amount was paid at the commencement of the lease. On June 9, 2004, we signed a new lease agreement for office space located in the center of the City of Abu Dhabi for the period from July 13, 2004 to July 12, 2005 with the same annual payment.

LEGAL PROCEEDINGS

From time to time in the normal course of business, we have been involved in litigation.

At present, we have one on-going litigation, which involves our subsidiary, City Mix LLC. It is connected with our claims against Armitage Engineering Co., LLC (“Armitage”), the main contractor of City Mix LLC. These claims are based on the fact that Armitage failed to complete its work on time in violation of its contractual agreement as per Contract of 03/28/99 and AnnexA-1 of 09/11/01 and refused to assume liabilities as stipulated by the contract. Armitage disputed the allegation of untimely performance and took a series of actions against us including locking of the City Mix LLC’s factory site in order to thrust its unfair position on City Mix LLC, which resulted in substantial material damage to City Mix LLC. City Mix LLC consulted Al Tamimi & Company, one of the leading law firms in the United Arab Emirates, who studied the situation and concluded that Armitage’s actions were illegal. In response to City Mix LLC’s proposal to Armitage to resolve the dispute in an amicable way, in June 2002, Armitage filed Case 422/02 against City Mix LLC with the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates seeking recovery from City Mix LLC of $158,514 representing final payment under the contract. At the same time, Armitage continued locking the City Mix LLC’s site and refused to resume and complete the contractual work or assume contractual sanctions for untimely performance. Then City Mix LLC was advised by its lawyers to seek in court compensation from Armitage for the damage incurred due to non-performance by Armitage of its contractual obligations and illegal locking of City Mix LLC’s site, which led to the inability of City Mix LLC to operate its factory. Therefore, City Mix LLC filed Urgent Case 72/02 against Armitage seeking to hold Armitage liable for illegal actions and to stop Armitage from locking City Mix, LLC’s factory site so that City Mix LLC can use its own property. At the same time, City Mix LLC counter-sued Armitage under Case 422/02 for $739,048, daily compensation of $4,924 for loss of daily profits, and $2,449 for daily fees for a consultant. On December 23, 2003 the Abu Dhabi Court of First Instance, Abu Dhabi, UnitedArab Emirates issued a judgment in case 72/02, in which it confirmed the findings of its expert Saeed Geisah, who had been appointed by the court to investigate the issue, and ruled that Armitage’s action to lock City Mix LLC’s factory was illegal. This judgment is now being used as evidence against Armitage in Case 422/02 where City Mix LLC counter-sued Armitage and seeks compensation from Armitage for damages incurred.

As of May 2005, Armitage’s claim and the City Mix LLC’s counter-claim in Case 422/02 are still being examined by the court. The court has appointed an engineering expert to examine the claims of both parties

In addition, we have one claim regarding the Anglo American Bank. We have $551,848 cash restricted by the Anglo American Bank, a Grenada Corporation, which is undergoing liquidation supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. At this time, there is no intention to become a party to the case in order to reclaim our funds but such a determination can be made at a later date. At December 31, 2004, we set up a provision for loss on this account in the amount of $275,924, due to the age of the matter.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position

Yuli Ginzburg	67	Vice President and Director
Yevsey D. Zilman	60	President, Principal Executive Officer and Deputy Chairman of the Board of Directors
Eduard Klebanov	41	Vice President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors
Leonard Khodorovsky	52	Director
Andrei Kharlanov	44	General Manager, City Mix, L.L.C.

All directors set forth above have terms that commenced January 1, 2005 and expire December 31, 2005.

Our officers, Messrs. Ginzburg, Zilman and Kharlanov devote 100% of their time to our business. Messrs. Petrov and Klebanov presently devote a minimal amount of time to our business. Once we raised the proceeds of this offering, they each intend to devote more significant time to our business.

Set forth below is certain biographical information regarding our executive officers and directors:

On March 11, 2005, Yan Jacob Rusanov resigned as our President. Thereafter, Andrei Petrov was appointed our President and Principal Executive Officer. On June 7, 2005, Mr. Petrov resigned as our President. Yevsey D. Zilman was appointed our President and Principal Executive Officer.

Yuli Ginzburg has been our Vice President and Director since December 2003. He has been our advisor in the engineering and technology areas. Mr. Ginzburg has more than 40 years experience in development and implementation of highly complex projects in electronic, chemical and paper industries. He has been an independent engineering consultant for several industrial clients since 2000. From 1983 to 2000, he was a Project Engineer with Sweitzer-Mauduit In., Inc., based in Spotswood, New Jersey. From 1965 to 1982,he was the Group Leader at the Leningrad Project Bureau, based in Leningrad, Russia. He supervised the development of new processes, equipment and machinery for the light industry. In 1959, he received a Master of Science degree in Mechanical Engineering from Technological Institute, based in Leningrad, Russia. From 1962-63, he studied Electro-Measuring Instruments at Polytechnic Institute, Leningrad, Russia. Mr. Ginzburg is a holder of 12 patents in Russia, and a trade secret in the United States.

Yevsey D. Zilman has been our Vice President and Deputy Chairman of the Board of Directors since December 2003. On June 7, 2005, Mr. Zilman was appointed our President and Principal Executive Officer. Mr. Zilman is an expert in development and management of technological, production processes and commercial projects. He has 30 years experience as a Technical and Administrative Manager in major governmental and commercial institutions. He had been the President, and Vice President of R.A.L.Y. Partners, Inc. where he oversees prospective commercial business project management. R.A.L.Y. Partners, Inc. ceased operations on October 31, 2004. It filed a certificate of dissolution with the New York State Department of State on January 14, 2005. From 2000 to the present, Mr. Zilman has been the President of Y.Z. Business Consulting, Inc., where he provides consulting services for a variety of commercial business projects. He also has significant experience in rail shipments, production of polyetheric garment accessories, and in cryogenic engineering. In 1968, he received his Masters in Mechanical Engineering form Russian Polytechnic Institute, Novocherkassk, Russia, and completed post-graduate education at the Russian Agricultural Institute. He also holds a Russian State Patent.

Eduard Klebanov has been our Vice President and Director since December 2003. In March 2005, he was appointed our Chairman of the Board of Directors. In May 2005, he became our Principal Financial Officer and Principal Accounting Officer. In May 2005, he became our Principal Accounting Officer. From 1998 to the present, he has been an Audit Manager at Shanholt Glassman Klein Kramer & Co., certified public accountants located in New York, New York. As an audit manager, he supervises, plans and performs certified audits, reviews and compiles engagements for medium sized public firms, with an emphasis on commercial and residential real estate. From 1990 to 1998, he was the Audit Supervisor at Ellenbogen Rubenstein Eisdorfer & Co., LLP. In 1986, he received his Bachelor of Science degree in Accounting from Brooklyn College, City University of New York.

Leonard Khodorovsky has been our director since December 2003. Since 1981, he has worked as an electrical engineer and support maintainer for the NYC Transit Authority. His responsibilities include testing different systems of a car, locating problems, repairing and testing electrical systems, wiring and installing electrical components, running tests of subway cars, tests and repairs of electrical motors and tests and repair of temperature control systems of cars. In 1983, he received his diploma in Business Management Administration from Touro College of New York, based in New York City. In 1976, he received his Masters Degree in Telecommunication Systems from the University of Telecommunications based in Odessa, Ukraine.

Andrei Kharlanov has been the General Manager of our subsidiary, City Mix, LLC since 2000. City Mix, LLC is located in Abu Dhabi, United Arab Emirates. He is responsible for managing the operations of City Mix, LLC. From 1978 to 1983, he attended the Foreign Languages Institute located in Moscow, Russia.

Andrei Petrov was appointed our President and Principal Executive Officer on March 11, 2005. He resigned from both positions on June 7, 2005. From 2003 to the present, Mr. Petrov has worked as a real estate associate for Weichert Realtors based in Ramsey, New Jersey. Prior to such time, from 1992 through 2003, he was an export and project manager for MH&W International based in Mahwah, New Jersey. His responsibilities included the procurement and sales of American products overseas. He assisted in the introduction of the “Landers” health care products in Russia. He also assisted in the promotion of food products and construction materials to Russia. From 1977-1980, he was stationed at the Russian Embassy in Cairo, Egypt where he was the Assistant Counselor for Economic Affairs. From 1971 to 1976, he attended Moscow State College for Foreign relations with the Ministry of Foreign Affairs of the USSR based in Moscow, Russia. From 1980-1984, he attended the Moscow State Academy for Foreign Trade in Moscow, Russia where he majored in public relations and advertising and minored in diplomatic protocol and took Spanish language courses.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004, 2003 and 2002. Since Mr. Zilman just became our President and Principal Executive officer on June 7, 2005, we have not included information for him for the years ended December 31, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary (1)(3)	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

Andrei Petrov, President and Principal Executive Officer (2)	2004 2003 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)

Since inception, the only person that has received salary is our general manager. We have paid our general manager, Andrei Kharlanov, for our subsidiary, City Mix LLC, the sum of $4,490 per month pursuant to a contract that commenced on November 27, 2001.

(2)

Mr. Petrov was appointed President and Principal Executive Officer in March 2005. Pursuant to his agreement to become our President and Principal Executive Officer, he received 50,000 shares with an agreement that he shall receive an additional 50,000 shares every 3 months thereafter until he has received an aggregate of 300,000 shares. Since he resigned on June 7, 2005, he retained the initial 50,000 shares he received and the remainder of his agreement was nullified.

(3)

In the fiscal year 2004, we paid Eduard Klebanov, our Chairman of the Board of Directors, the sum of $3,000 for his services to us for internal bookkeeping. In addition, in 2003, he received 150,000 shares of our common stock for his work on the Board of Directors.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and held as of December 31, 2003, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts

We presently do not have any employment agreements with our officers. However, we recently agreed to give Mr. Klebanov the following shares based on his position as our Vice President: 100,000 shares of our restricted common stock which shall vest in four (4) quarterly installments of 25,000 shares each. The initial 25,000 shares vest on September 15, 2005.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

We presently do not have any stock option plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of June 30, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (2)

Andrei Petrov (former officer) 158C East Main Street Ramsey, NJ 07446	50,000	*	*

Yevsey Zilman (3) 182 Myrtle Ave Mahwah, NJ 07430	7,473,790	17.52%	12.74%

Yuli Ginzburg 4 Schindler Drive South Old Bridge, NJ 08857	6,953,800	16.30%	11.86%

Eduard Klebanov 325 Flower Lane Morganville, NJ 07751	150,000	*	*

Leonard Khodorovsky 2738 East 28th Street Brooklyn, New York 11235	70,000	*	*

Eugene Gurevich 2-01 50th Ave., Apt 28B Long Island City, NY 11101	5,964,930	13.99%	10.17%

Vladimir Davidov 23 Place Karhula Finland 48601	5,040,000	11.82%	8.59%

Andrey Kharlanov 1101, Sultan Tower, Liwa Street Abu Dhabi, P.O.Box 47427, United Arab Emirates	2,531,200	5.93%	4.32%

Alexander Shishkin Apt. #310, 6 Bibliotechnaya, Moscow, Russia 129090	6,400,000	15.01%	10.91%

Eugene Koupsin 15-17 Rubinsteyn Street St. Petersburg, Russia	3,200,000	7.50%	5.46%

Officers and Directors as a Group (6 including Mr. Kharlanov, the general manager of City Mix, LLC )	17,228,790	40.40%	29.38%%

* - Less than 1%

(1)	percent of class before offering based on 42,650,000 shares issued and outstanding after giving effect to a 1 for 10 forward split of our shares of common stock undertaken on October 20, 2004.
(2)	percent of class after offering based on 58,650,000 shares issued and outstanding, assuming the maximum offering is sold .
(3)	Includes 1,400,000 shares held by Olga Safanova, Mr. Zilman’s wife; and 100,000 shares held by Mikhail Safonova, Mr. Zilman’s minor son.

DILUTION

Net tangible book value as of March 31, 2005 was $2,743,903 or $.06 per share of common stock. Net tangible book value per share represents tangible assets less liabilities divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $.25 per share. At sales levels indicated, our proforma net tangible book value at March 31, 2005 would have been $3,708,470, $4,708,470, $5,708,470 and $6,708,470, respectively.

	Number of Shares of Common Stock to be Sold in the Offering
	4,000,000 Shares	8,000,000 Shares	12,000,000 Shares	16,000,000 Shares

Public offering price per share	$0.25	$0.25	$0.25	$0.25

Net tangible book value before the offering	0.06	0.06	0.06	0.06

Increase in net tangible book value attributable to new investors	0.02	0.03	0.04	0.05

Pro forma net tangible book value per share after the offering	0.08	0.09	0.10	0.11

Dilution per share to new public	$0.17	$0.16	$0.15	$0.14

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,331,410 shares of our common stock. None of the selling shareholders listed below are affiliates of broker-dealers.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering(1)	Shares of common stock to be sold in the offering (1)	Number of shares owned after the offering	Percent of shares owned after offering

Anna Ginzburg (2)	991,410	2.32%	991,410	0	0
Nikita Sukhin	20,000	*	20,000	0	0
Mikhail Khrakovsky	10,000	*	10,000	0	0
Victoria Reznik	10,000	*	10,000	0	0
Ilya Bykov	20,000	*	20,000	0	0
Mark Filstein	20,000	*	20,000	0	0
Margarita Ginzburg (2)	10,000	*	10,000	0	0
Tatiana Klatz	20,000	*	20,000	0	0
Julia Parsons	50,000	*	50,000	0	0
Julie Litvinova	10,000	*	10,000	0	0
Alla Shor	30,000	*	30,000	0	0
Mikhail Kupsis	10,000	*	10,000	0	0
Ekaterina Gavin	10,000	*	10,000	0	0
Tigran Makarian	10,000	*	10,000	0	0
Mikhail Shor	10,000	*	10,000	0	0

Julian Parsons	10,000	*	10,000	0	0
Elena Marcucci	10,000	*	10,000	0	0
Boris Zavlin	10,000	*	10,000	0	0
Larisa Garcia	10,000	*	10,000	0	0
Walter Eizenberg	10,000	*	10,000	0	0
Ashley Goodman	30,000	*	30,000	0	0
Marina Ivanova	10,000	*	10,000	0	0
Berci Cherpician	10,000	*	10,000	0	0
Vadim Nebuchin	10,000	*	10,000	0	0
Yury Rubinovich	10,000	*	10,000	0	0
Elena Smirnova	10,000	*	10,000	0	0
Dilbar Sultanova	10,000	*	10,000	0	0
Gla Ni	10,000	*	10,000	0	0
Lana Koifman	20,000	*	20,000	0	0
Igor Sluzhevsky	20,000	*	20,000	0	0
Zhana Kvetnaya	10,000	*	10,000	0	0
Araz Khachatrian	20,000	*	20,000	0	0
Oksana Tkachenko	10,000	*	10,000	0	0
Natalia Sarafanova	10,000	*	10,000	0	0
Teresa Bergstrom	220,000	*	220,000	0	0
Galina Polina	10,000	*	10,000	0	0
Marina Terletsky	30,000	*	30,000	0	0
Alexander Terletsky	20,000	*	20,000	0	0
Boris Magidenko	20,000	*	20,000	0	0
Souren Soumbatov	20,000	*	20,000	0	0
Sonia Bromberg	500,000	1.17%	500,000	0	0
Jacob Fortun	20,000	*	20,000	0	0
Anna Kanevsky	20,000	*	20,000	0	0

*-Less than 1%

(1)	Based on 42,650,000 shares issued and outstanding as of June 30, 2005.
(2)	Anna Ginzburg and Margarita Ginzburg are both daughters of Yuli Ginzburg, our officer and director.

PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis through Messrs. Zilman and Ginzburg. There are no minimum purchase requirements. The offering shall be undertaken for a twelve (12) month period from the date of commencement. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Messrs. Zilman and Ginzburg will be the only people that will conduct the direct public offering. Investors purchasing the 16,000,000 shares that we are offering will be purchasing their shares from us and not from our selling security holders. Messrs. Zilman and Ginzburg intend to offer and sell the shares in the primary offering through their business and personal contacts. They will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10%of the offering price to participating broker-dealers who participate in the sale of shares. Our officers and directors may not purchase shares in this offering.

Messrs. Zilman and Ginzburg are the only persons that plan to sell our common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, both Messrs. Zilman and Ginzburg (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with their participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule3a4-1(a)(4)(ii), Messrs. Zilman and Ginzburg will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us other than in connection with transactions in securities; they are not a broker or dealer, or an associated person of a broker or dealer within the last12 months; and they have not participated in, or do not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933,and any commissions received by them and any profit realized by them on there sale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $102,500.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eduard Klebanov, our Vice President and Chairman of the Board of Directors, assists us with our internal accounting on a consultant basis.

On July 26, 2002, we entered into a License Agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D. Zilman, our President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the License Agreement, we are required to pay royalties to YZ Business Consulting as follows; forty per cent (40%) of total revenues from our sales of any product, services or any other activities utilizing the licensed technology after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales.

In City Mix LLC we have a partner, a U.A.E. national, Mubarak S. Jaber Al Ahbabi (“Mr. Mubarak”), who is a 51% ownership in City Mix LLC. It is a legal requirement in the United Arab Emirates for a non-resident entity to have a UAE national in a limited liability company. Our shareholding relationship with Mr. Mubarak with regard to City Mix LLC is based on and governed by the following:

•

Share Transfer and Amendment to the Memorandum of Associations, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC; with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mr. Mubarak, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of the general assembly of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000, whereby:
•	We acquired all the assets and liabilities, and the above ownership, management and operational rights in City Mix LLC by virtue of the above Share Transfer, Power of Attorney and Agreement.
•

Mr. Mubarak shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not sell, transfer, assign or otherwise dispose of his ownership in the company without our written consent, and not to have any role whatsoever in the management and operation of City Mix LLC. Mr. Mubarak shall not be liable for any liabilities of City Mix LLC.

•	Mr. Mubarak is entitled to receive, on an annual basis, a fixed fee (named ‘sponsorship fee’) of approximately $55,000 and 12% of net profits of the company.
•

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by mutual written consent of the parties or by any party in the event of material violations of terms and conditions.

In the fiscal year 2004, we paid: (i) $49,000 to YZ Business Consulting, Inc. for business consulting services to us pursuant to a Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc.; and (ii) $3,000 to Eduard Klebanov, our Chairman of the Board of Directors, for his services to us for internal bookkeeping.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.0001 par value common stock. On October 20, 2004, we undertook a 1 for 10 forward split of our issued and outstanding stock. At June 30, 2005, we had 42,650,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. At June 30, 2005, we had no shares of preferred stock outstanding. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the most recent fiscal year and interim period subsequent to December 31, 2004, there have been no disagreements with Demetrius & Company, LLC, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

In February 2005, Gately & Associates, LLC (“Gately & Associates”) was dismissed as our independent auditor. On March 4, 2005, we engaged Demetrius & Company, LLC (“Demetrius”) as our principal independent accountant. This decision to engage Demetrius was ratified by the majority approval of our Board of Directors.

We have not had any disagreements with Gately & Associates related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the most recent fiscal year and any subsequent interim period through Gately & Associates’ termination in February 2005, there has been no disagreement between us and Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gately & Associates would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

No report of Gately & Associates on our financial statements for the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During such fiscal periods, there was no “reportable events” within the meaning of item 304(a)(1) of Regulation S-B promulgated under the Securities Act of 1933.

TRANSFER AGENT

To date, we have not hired a transfer agent. We are in the process of retaining a transfer agent.

EXPERTS

The audited consolidated financial statements as of December 31, 2004 and the year then ended included in this prospectus have been audited by Demetrius & Company, LLC, independent registered public accounting firm, and are included herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing. The consolidated financial statements as of December 31, 2003 and for the period from inception (December 11, 2002) were audited by Gately & A, independent registered public accounting firm, and are also included herein in reliance upon their report upon their authority as experts in accounting and auditing

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited balance sheet as of December 31, 2004 and the related statements of operations, stockholders’ equity and cash flows for the two years then ended and the period of December 2000 (Inception) to December 31, 2004. We have also attached copies of our unaudited balance sheet as of March 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the three month period ending March 31, 2005.

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

Audited Financial Statements

For the March 31, 2005 and the year ending on December 31, 2004

Table of Contents

Page
Audited Financial Statements
Report of Independent Certified Public Accountants	1 - 2
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statement of Stockholders Equity	5
Consolidated Statements of Cash Flows	6
Notes to Financial Statements	7 – 13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Royal Capital Management Inc.

We have audited the accompanying consolidated balance sheet of Royal Capital Management Inc. (a development stage enterprise) as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended and the period of December 11, 2000 (inception) to December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, cash flows, and changes in stockholders’ equity for the period December 11, 2000 (inception) to December 31, 2003 which were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the period December 11, 2000 (inception) to December 31, 2003 is based solely on the reports of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our opinion and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Capital Management Inc. (a development stage enterprise) as of the year ended December 31, 2004 and the consolidated results of its operations and its cash flows for the year then ended and for the period of December 11, 2000 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Demetrius & Company, L.L.C.

Wayne, New Jersey

April 30, 2005

1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and shareholder

of Royal Capital Management Inc.

(a development stage company)

Morganville, NJ USA

We have audited the accompanying consolidated balance sheets of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003, December 31, 2002, and from inception (December 11, 2000) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

We conducted the audit in accordance with United States of America generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders equity, and cash flows for the years ended December 31, 2003, 2002 and from inception (December 11, 2000) through December 31, 2003 in conformity with United States of America generally accepted accounting principles.

Gately & Associates LLC

Altamonte Springs, FL

April 15, 2004

2

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Balance Sheet

All figures are expressed in U.S. Dollars
	As at December 31, 2004	As at March 31, 2005

		(Unaudited)
ASSETS

Current Assets
Cash	$ 108,638	$ 50,982
Accounts receivables, trade	37,320
Deposits, advances and prepayments	27,946	60,360
Total Current Assets	173,904	111,342

Vehicles and office equipment, net	350,377	319,665
Construction in progress (plant and equipment), at cost	2,637,683	2,637,683
Patent cost	10,017	10,017
Deferred offering costs	52,000	57,050
Cash in a closed bank	275,924	275,924
Total Assets	$ 3,499,905	$ 3,411,680

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accruals and provisions	$ 78,474	$ 24,908
Bank loan payable, current portion	74,169	74,169
Total Current Liabilities	152,643	99,077

Long term debt:
Long term loan	404,970	411,044
Bank loan payable, less current portion	108,789	90,590

Equity
Preferred stock-$.001 par value authorized 10,000,000 shares; none issued and outstanding
Common stock - $.0001 par value;
authorized 100,000,000 shares;
issued and outstanding:42,600,000 and 42,650,000	4,260	4,265
Additional paid-in-capital	4,271,823	4,284,318
Deficit accumulated during development stage	(1,442,580)	(1,477,613)
Total Equity	2,833,503	2,810,970
Total Liabilities And Equity	$ 3,499,905	$ 3,411,680
	0	0

The accompanying notes are an integral part of these financial statements.

3

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Operations

All figures are expressed in U.S. Dollars
	Year Ended December 31,		Three Months Ended March 31,		Period from Inception Through March. 31, 2005
	2004	2003	2005	2004
			(Unaudited)

Revenue, truck rentals	$ 447,837	$ 455,925	$ 111,959	$ 111,959	$ 1,119,245

Costs and general and administrative expenses
Depreciation on vehicles and office equipment	123,027	122,401	30,710	30,645	488,236
Salary and benefits	76,081	115,039	14,939	14,939	368,054
Stock Base Compensation			12,500		67,766
Management fees		55,266			163,488
Sponsorship fees	54,422	54,422	15,845	13,605	73,989
Legal fees	19,028	6,245	125		54,485
Consultancy fees	49,500	4,860	13,500	9,000	907,395
Other expenses	127,444	65,048	48,549	26,381	48,549
	(449,502)	(423,281)	(136,168)	(94,570)	(2,171,962)

Operating Income (Loss)	(1,665)	32,644	(24,209)	17,389	(1,052,717)

Other income (expense)
Provision for loss - cash in closed bank	(275,924)				(275,924)
Finance costs - interest	(34,128)	(44,246)	(8,343)	(8,834)	(210,968)
- check discounting	(4,590)	(17,169)	(2,482)	(2,034)	(36,301)
Other non-operating Income / (Expense)	22,397	8,561		7,318	98,296

	(292,245)	(52,854)	(10,825)	(3,550)	(424,897)

Net Income (Loss)	$ (293,910)	$ (20,210)	$ (35,033)	$ 13,839	$ (1,477,613)

Basic Net Loss Per Common Share	$ (0.01)	$ (0.00)	$ (0.00)	$ 0.00

Weighted Average Common Shares Outstanding	42,600,000	42,600,000	42,625,000	42,600,000

The accompanying notes are an integral part of these financial statements.

4

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Changes in Equity
For the three months ended March 31, 2005
and for the Period From Inception (December 11, 2000)
through March 31, 2005

All figures are expressed in U.S. Dollars

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Initial Capital at December 11, 2000	42,600,000	$ 4,260	$ 4,242,003		$ 4,246,263

Net loss for period of December 11, 2000 to December 31, 2002				(1,128,460)	(1,128,460)

Balance as at January 1, 2003	42,600,000	4,260	4,242,003	(1,128,460)	3,117,803

Additional capital contributed			29,820		29,820

Net loss				(20,210)	(20,210)

Balance as at December 31, 2003	42,600,000	4,260	4,271,823	(1,148,670)	3,127,413

Net loss				(293,910)	(293,910)

Balance as at December 31, 2004	42,600,000	4,260	4,271,823	(1,442,580)	2,833,503

Stock Base compensation	50,000	5	12,495		12,500

Net loss				(35,033)	(35,033)

Balance as at March 31, 2005 (Unaudited)	42,650,000	$ 4,265	$ 4,284,318	$ (1,477,613)	$ 2,810,970

The accompanying notes are an integral part of these financial statements.

5

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Cash Flow Statement

All figures are expressed in U.S. Dollars
		Year Ended December 31,		Three Months Ended March 31,		Period from Inception Through
		2004	2003	2005	2004	Mar. 31, 2005
				(Unaudited)
Cash Flow from Operating Activities
Net Income (Loss)		$ (293,910)	$ (20,210)	$ (35,033)	$ 13,839	$ (1,477,613)
Adjustments :
Depreciation		123,027	122,401	30,710	30,645	488,236
Accretion on long-term debt		22,923	21,652	6,074	5,731	108,427
Cash in closed bank						(551,847)
Stock based compensation				12,500		12,500
Provision for loss - cash in closed bank		275,924				275,924
Gain on disposal of plant & equipment						(25,048)
Decrease / (Increase) in accounts receivables		(37,320)	37,292	37,320	0	-
Decrease / (Increase) in deposits, advances and prepayments		(9,717)	324,843	(32,412)	3,728	(60,358)
(Decrease) in accounts payable			(5,469)
(Decrease) / Increase in accruals and provisions		(2,705)	60,961	(53,566)	(27,591)	24,908
Net cash flow from / (used in) operating activities		78,222	541,470	(34,407)	26,351	(1,204,871)

Cash flow from investing activities

Purchase of plant and equipment		(5,502)	(345,752)		(3,112)	(3,146,220)
Proceeds from disposal of plant and equipment						28,298
Increase In patent cost		(10,017)				(10,017)
Net cash used in investing activities		(15,519)	(345,752)	0	(3,112)	(3,127,939)

Cash flow from financing activities
Decrease in bank loan payable (principle repayments)		(67,707)	(80,415)	(18,199)	(14,584)	164,759
Increase In deferred offering cost		(52,000)		(5,050)	(20,200)	(57,050)
Proceeds from issuance of common shares			29,820			4,276,083
Net cash (used in) / flow from financing activities		(119,707)	(50,595)	(23,249)	(34,784)	4,383,792
(Decrease) / Increase in cash and cash equivalents		(57,004)	145,123	(57,656)	(11,545)	50,982
Cash as at beginning	3,913	165,642	20,519	108,638	165,642	0
Cash and cash equivalents as at end		$ 108,638	$ 165,642	$ 50,982	$ 154,097	$ 50,982

Supplemental Cash Flow Statement Information		-
Cash paid for interest	$ 34,128	$ 44,246	$ 8,343	$ 8,834	$ 153,163
Cash paid for check discounting fee	4,590	17,169	2,482	2,034	36,301

Non cash investing and financing activities
Trucks acquired by assumption of debt					$ 302,617

The accompanying notes are an integral part of these financial statements.

6

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Unaudited with respect to the Three Months Ended March 31, 2005 and 2004

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Royal Capital Management, Inc. (the “Company”), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is developing Language Education Software. Also, thru its subsidiary, City Mix, LLC, it is entering into the manufacture of ready mix concrete The Company has established its intended operations in the Abu Dhabi Municipality, Abu Dhabi, United Arab Emirates (UAE). For accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software that is being developed into Educational Software application “English as a second Language” this is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by US Generally Accepted Accounting Principles under Financial Accounting Standard No. 94 “Consolidation of All Majority-Owned Subsidiaries”.

Basis of Presentation

On December 17, 2003, the Company issued 32,000,000 shares and acquired 49% of the outstanding securities of City Mix LLC (City Mix), a private development stage enterprise (the Merger). Although Royal Capital Management Inc. (RMC) is the legal survivor in the Merger and will be the registrant with Securities and Exchange Commission, the owners and management of City Mix have operating control of the Company as a result of the exchange of stock. Therefore this transaction is a capital transaction in substance, other than a business combination. That transaction is the equivalent to the issuance of stock by a private company for the net monetary assets, accompanied by the recapitalization of City Mix. Under accounting principles generally accepted in the United States, the acquisition was accounted for as a reverse acquisition, no goodwill or other intangible assets are recorded, whereby City Mix is considered the “Acquirer” of RMC for financial reporting purposes as its shareholders controlled more than 50% of the post transaction combined company. This requires RMC to present the financial statements and other public information filings, after completion of the merger prior historical information of City Mix and requires retroactive restatement of City Mix historical shareholders with investment for the equivalent number of shares received in the Merger. Accordingly, the accompanying consolidated financial statements present the results of operations of City Mix (a development stage company) from December 11, 2000 (date of inception) to December 31, 2004 and for the years ended December 31, 2004 and 2003 and reflect the acquisition of RMC on December 17, 2003. The operations reflect the combined operations of RMC and City Mix since that date.

6

Results of Operations, Liquidity, Capital Resources and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company’s shareholders may fund, at their discretion, any shortfalls in the Company’s cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting

The Company’s financial statements are prepared in accordance with US Generally Accepted Accounting Principles.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents --- Cash and cash and equivalent includes cash on hand, demand deposits and short term investments with initial maturities of three months or less.

Concentrations of Credit Risk --- Financial instruments which potentially subject the company to concentrations of risk consist primarily of cash and cash equivalents. At December 31, 2004, the Company had cash balances of $ 658,286 (including $551,848 before provision of $275,924 of uncollectible amounts) in foreign banks that do not guarantee the cash balances. The portion of the deposits in excess of $100,000 in US institutions are not subject to US FDIC insurance and represents a credit risk to the Company. As at balance sheet date the Company had deposits of $ 2,087 in US banking institution.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Property and Equipment --- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. Repairs and maintenance costs are expenses as incurred.

7

Impairment of Long Lived Assets—In accordance with the provisions of SFAS -- 121 “Accounting for the impairment of long—lived assets and for long-lived assets to be disposed of” , company reviews long-lived assets, such as property and equipment, for impairment whenever event or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized for assets to be held and used when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There have been no impairment losses through December 31, 2004.

Revenue and Cost Recognition --- Revenue from rental of truck mixer is recognized monthly in accordance with terms of rental agreement.

Historical Net Income Per Share —The Company computes net income per common share in accordance with SFAS No. 128, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB/ 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the numbers of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company’s subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 “Foreign Currency Translation” to account for foreign currencies.

Fair Value of Financial Instruments --- The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, deferred offering cost, accounts payable, accrued expenses, notes payable and installment loan payables approximate to their fair values at December 31, 2004.

Stock-based compensation --- The Company has adopted SFAS No. 123 “Accounting for Stock Based Compensation” which requires it to recognize stock awards granted to employees and non-employees as compensation expense based on the fair market value of the stock award or fair market value of the goods or services received, whichever is more reliably measurable.

New Authoritative Accounting Pronouncements --- The Company does not anticipate the adoption of recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flows.

NOTE 2 --- CASH IN A CLOSED BANK

The Company’s cash balances (net of provision) at December 31, 2004 were $108,638. An amount of $ 551,848 is in a closed bank, the Anglo American Bank, a Grenada Corporation. The Anglo American Bank is an offshore bank that is undergoing liquidation. The Company has been notified by their Ministry of Finance that the issue of bank liquidation and return of the funds to the account holders is being supervised by the Ministry. The company has made provision of $ 275,924 for the doubtful recovery from that bank.

8

NOTE 3 --- ACCOUNTS RECEIVABLE

The customary trade terms in the UAE are 90 days. When we bill our customer they give us a post dated check, due in 90 days. These checks may be deposited by us at the end of the 90 day period or discounted at a bank with recourse, similar to a factoring arrangement. The balance in accounts receivable represents billings for which the post dated checks have not been discounted. Management has determined that an allowance for uncollectible accounts is not required.

NOTE 4 --- DEPOSITS, ADVANCES AND PREPAYMENTS

	December 31, 2004	March 31, 2005
Deposits	$952	$952
Advances to contractor	8,669	8,669
Prepaid insurance, rent and license fees	18,325	50,739
	$27,946	$60,360

NOTE 5 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property acquired in the auction is the purchase cost together with any incidental expenses of acquisition. Subsequent costs are included in the asset’s carrying amount or recognized as separate assets. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for vehicles (truck mixers) that are being rented, office furniture and office equipment in use from the date of acquisition.

Assets (Assets Life) 2003	December 31, 2004	March 31, 2005

Vehicles (7 years) $ 1,131,005	$781,551	$781,551
Furniture and office equipment (4 years) 20,850	26,352	26,352
--------------
1,151,855	807,903	807,903
Less : Accumulated depreciation	(457,526)	(488,238)
-------------
$ 607,683	$350,377	$319,665

NOTE 6 --- PATENT COST

These amounts are incurred for registration of world wide patent of our English as a second Language Educational software. The patent cost is not being amortized as of December 31, 2004.

NOTE 7 --- DEFERRED OFFERING COST

In connection with a proposed IPO, the Company has recorded $52,000 at December 31, 2004 and $57,050 at March 31, 2005 of deferred offering costs, principally for accounting and legal services.

9

NOTE 8 --- LONG TERM DEBT

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617. At December 31, 2004 the discounted balance due was $404,970 and at March 31, 2005 $411,044. There are no loan covenants or collateral.

The Company is liable on a loan payable to the First Gulf Bank that was also assumed as part of the auction purchase. The loan as renegotiated calls for interest at 5% per annum and is repayable in monthly installments of $6,803, including interest and is collateralized by 16 transit cement mixer trucks. Based on the repayment terms the loan the final payment will be made in May, 2007.

Based on our estimates of required payments, long-term debt will mature over the next five years as follows:

Year ended
December 31

2005	$74,169
2006	77,963
2007	130,825
2008	100,000
2009	100,000

NOTE 9--- EQUITY

Common Stock

The Company has authorized 60,000,000 of common stock with a par value of $0.0001 per share. As of December 31, 2004, the Company had issued and outstanding 42,600,000 common shares and at March 31, 2005, 42,650,000..

The Subsidiary

On December 17, 2003 the Company entered into an agreement whereby the Company issued 3,200,000 common shares of stock for all of the assets of City Mix, the subsidiary. On that same date the Company issued 64,000 shares for services connected to the above exchange of stock and assets.

“City Mix” shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

City Mix plans to complete the development stage and become the operating company in the ready mix cement industry.

10

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emerites (UAE) Commercial Companies Law being Federal Law no. (8) Of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. On April 4, 2004 the Company renewed this contract agreement with the UAE national for an additional term. The Management Company was later dissolved simultaneously with the parent Company’s exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

NOTE 10 --- REVENUE CONTRACT

The Company has an operating lease agreement, including amendments with RMC Super Mix (RMC), whereby all 16 of its Astra, Italy Concrete Transit Mixer Trucks are rented by RMC. The agreement as amended is for various six month periods with a 30 day termination clause. Rentals range from $ 1,986 to $ 2,290 a truck per month. During the term of the leases, RMC will engage drivers and other technical personnel. In addition, RMC will install their own tires before the agreement and at the end of each lease reinstall the Company’s tires. Payment is to be made the first of the month with a 90 day post dated check issued in the name of the Company. Failure to issue the check on a timely basis will result in a penalty of 1/30th of the total monthly payment for each day of delay.

There is a concentration of risk when having only one rental contract.

NOTE 11 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company’s management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix tried to resolve the dispute in an amicable way but with no success, and therefore it was advised that City Mix should seek a compensation for damages and losses in court.

Currently there are two court actions related to the dispute between City Mix and Armitage.

11

1. Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

2. Urgent Case 73/02 filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

The Company’s management feels the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

NOTE 12 --- OPERATING LEASE

The Company has entered into an annual renewable sub-lease agreement with the UAE national partner/sponsor for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,000 per year.

On July 13, 2004 the Company entered into an annual renewable lease for office space for an amount of approximately $10,500 that would be payable at the beginning of the tenancy period.

NOTE 13 --- RELATED PARTY TRANSACTIONS

As per the agreement dated November 26, 2000 the UAE national sponsor is entitled to share profits at a rate of 12% of annual profits of the Company after the setoff of accumulated losses and will not share in losses. The national sponsor is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national sponsor will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,000 for the land leased.

The Company’s subsidiary has a management and a consulting agreement with one of its shareholders, RALLY Partners, USA. Management fees for the years ending December 31, 2004 and 2003 were $ 0 and $ 55,266, respectively. The Company has also paid consulting fees to YZ Business Consulting, a company owned by a shareholder for the years ended December 31, 2004 and 2003 were $49,500 and $4,860, respectively.

The Company also has license agreement with YZ Consultants (YZ). Mr. Zilman is the owner of YZ has patent applications pending for the technology for English as a second Language Educational Software (ESL). The license grants the Company an exclusive license to further develop and utilize the technology and market the product. When the product is commercially developed and there are sales the Company will pay royalties to YZ of 40% of sales. YZ will shall repay the Company initial operation costs, which include costs for legal protection, advertising and production. This one time costs shall not exceed $150,000. To date there have been no sales and accordingly no royalties have been paid nor have any costs been reimbursed. In addition, the Company has paid YZ consulting fees of $49,500 during 2004 and 13,500 for the three months ended March 31, 2005.

During the quarter ended March 31, 2005, we issued our president, Andrei Petrov, 50,000 shares of common stock for compensation valued at $.25 a share or $12,500.

12

NOTE 14 --- CONCENTRATIONS OF RISK

As noted in Footnote 2, the Company has uninsured cash deposits of $105,000 as of December 31, 2004.

As noted in Footnote 11, the Company has a rental agreement with a single customer which concentrates risks associated with the contract to a single customer.

The Company is in the development stage whereby the Company needs capital to complete this stage and commence operation. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

NOTE 15 --- INCOME TAXES

The Company is not subject to income taxes in the UAE. Accordingly, no provision for income taxes or tax benefits has been provided. In addition, the parents taxable losses in the United States are minimal. Also, No provision for the tax benefits for those losses has been provided.

NOTE 16 --- CONTINGENT LIABILITY

As of December 31, 2004 the company was contingently liable for post dated checks discounted with a bank for an amount of $74,640 and at March 31, 2005, $111,960.

13

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 Shares of Common Stock

2,331,410 Selling Security Holder Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of the State of New Jersey expressly authorizes a New Jersey corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons’ conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by New Jersey General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$581
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees(1)	$26,919
Total (1)	$102,500

(1)	Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

On May 9, 2002, we issued 5,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.50. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 3,000 shares of our restricted common stock to Alla Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.30. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shor had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 1,000 shares of our restricted common stock to Boris Zavlin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zavlin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zavlin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Khrakovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khrakovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khrakovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 3,000 shares of our restricted common stock to MarinaTerletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.30.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Terletsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 7,000 shares of our restricted common stock to Leonard Khodorovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.70.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khodorovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khodorovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 242,900 shares of our restricted common stock to Yuli Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or$24.29. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 149,379 shares of our restricted common stock to Yevsey Zilman in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or$14.94. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 140,000 shares of our restricted common stock to Olga Savanova in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or$14.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Safanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Safanova had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 168,653 shares of our restricted common stock to Eugene Gurevich in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or$16.86. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 60,927 shares of our restricted common stock to Vera Shatokhina in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or$6.09. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Shatokhina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shatokhina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 22,000 shares of our restricted common stock toTeresa Bergstrom in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $..0001per share or$2.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bergstrom was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bergstrom had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 50,000 shares of our restricted common stock to Sonia Bromberg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or$5.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bromberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bromberg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,000 shares of our restricted common stock to Nikita Sukhin in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sukhin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sukhin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,000 shares of our restricted common stock to Margarita Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001pershare or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ginzburg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,000 shares of our restricted common stock to Anna Kanevsky in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $..0001per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kanevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kanevsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 3,000 shares of our restricted common stock to Ashley Goodman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.30.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Goodman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Goodman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Walter Eizenberg in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Eizenberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Eizenberg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Zhana Kvetnaya in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kvetnaya was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kvetnaya had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Galina Polina in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Polina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Polina had the necessary investment intent as required by

Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Araz Khachatrian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khachatrian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khachatrian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Mark Filstein in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Filstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Filstein had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Marina Ivanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ivanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ivanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock toVadim Nebuchin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Nebuchin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Nebuchin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Ilya Bykov in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Bykovwas a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bykov had the necessary investment intent as required by

Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Tatiana Klatz in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Klatz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Klatz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Tigran Makarian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Makarian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Makarian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Natalia Sarafanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or$.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Sarafanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sarafanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Dilbar Sultanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Sultanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sultanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Oksana Tkachenko in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Tkachenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Tkachenko had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Elena Marcucci in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Marcucci was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Marcucci had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Julie Litvinova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ltvinova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Litvinova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Ekaterina Gavin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Gavin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gavin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Elena Smirnova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Smirnova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smirnova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Larisa Garcia in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Garcia was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Garcia had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Lana Koifman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Koifmanwas a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Koifman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Victoria Reznik in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Reznik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Reznik had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Berci Cherpician in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Cherpician was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cherpician had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Yury Ribinovich in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ribinovich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ribinovich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Kupsis in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kupsis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kupsis had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Alexander Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or$.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Terletsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Igor Sluzhevsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Sluzhevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sluzhevsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 10,000 shares of our restricted common stock to Mikhail Safanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $1.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Safanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Safanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Souren Sombatov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Sombatov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sombatov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Jacob Fortun in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Fortun was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fortun had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 3,000 shares of our restricted common stock to Tatyana Rusanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.30.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Rusanov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 15,000 shares of our restricted common stock to Eduard Klebanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.15.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 30,000 shares of our restricted common stock to Y. Jacob Rusanov in consideration for services rendered to us assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.30.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rusanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Boris Magidenko in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Magidenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Magidenko had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 427,840 shares of our restricted common stock to Eugene Gurevich in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $42.78.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 154,560 shares of our restricted common stock to Shatokhina Vera in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $15.46.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Vera was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Vera had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 448,000 shares of our restricted common stock to Yevsey Zilman in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $44.80.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 452,480 shares of our restricted common stock to Yuli Ginzburg in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $45.25.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 504,000 shares of our restricted common stock to Vladimir Davidov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $50.40.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Davidov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davidov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 253,120 shares of our restricted common stock to Anrew Kharlanov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $25.31.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Karlanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Karlanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 640,000 shares of our restricted common stock to Alexander Shishkin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or$64.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Shishkin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shishkin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 320,000 shares of our restricted common stock to Eugene Koupsin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.0001 per share or $32.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kuopsin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kuopsin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2004, we undertook a 1 for 10 forward stock split of our shares of common stock.

On March 11, 2005, we issued 50,000 shares of our restricted common stock to Andrei Petrov in consideration for his agreement to become our President and Principal Executive Officer. The issuance was valued at $.20 per share or $25,000.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Petrov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Petrov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the in substantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation of Royal Capital Management, Inc. and Amendments (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	License Agreement dated July 26, 2002 between us and YZ Business Consulting (1)
10.2	Share Transfer and Memorandum of Association Agreement between City Mix Management Company and Dhafir S. Jaber Al Ahbabi and Mubarak S. Jaber Al Ahbabi
10.3	Wizzard OEM Software Agreement
10.4	Edward D. Pergament, Registered Patent Attorney Consent Letter
10.5	First Gulf Bank Loan Documentation
10.6	Lease Contract for Land Plot to Build a Factory
10.7	Protocol of Intent between City Mix, LLC and A1 Diwan Cont. & Road Works Est.
10.8	Alwan Engineering Agreement
10.9	Agreement with Samzir Zaidan Gen. Cont. & Maint. Est.
10.10	S&H Engineering Agreement
10.11	Rapco Agreement
10.12	Rental Agreement between RMC Super Mix and City Mix, LLC
10.13	Assets Management Agreement between City Mix L.L.C. and Royal Capital Management, Inc.
21.1	List of Subsidiaries
23.1	Consent of Demetrius & Company, LLC, independent auditors
23.2	Consent of Gately & Associates, LLC, independent auditors
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) filed with original Form SB-2 on October 26, 2004 (SEC File No. 333-119959)

ITEM 28.	UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)	Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlboro, State of New Jersey, on the 30 th day of June, 2005.

ROYAL CAPITAL MANAGEMENT, INC.

By:	/S/ YEVSEY D. ZILMAN
YEVSEY D. ZILMAN

President, Principal Executive Officer and Deputy Chairman of the Board of Directors

POWER OF ATTORNEY

The undersigned directors and officers of Royal Capital Management, Inc. hereby constitute and appoint Yevsey D. Zilman, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ YULI GINZBURG YULI GINZBURG	Vice President, Director	June 30, 2005

/S/ YEVSEY D. ZILMAN YEVSEY D. ZILMAN	President, Principal Executive Officer and Deputy Chairman of the Board of Directors	June 30, 2005

/S/ EDUARD KLEBANOV EDUARD KLEBANOV	Vice President, Principal Accounting Officer, Principal Financial Officer and Chairman of the Board of Directors	June 30, 2005

/S/ LEONARD KHODOROVSKY LEONARD KHODOROVSKY	Director	June 30, 2005